Amended and Restated Patent Rights

                         Assignment/Consulting Agreement


         This Amended and Restated Rights Assignment/Consulting Agreement (the "Agreement") is made as of the 29th day of March, 1995, between Joseph F. Stratton, an individual ("Licensor") and InteroAct Systems, Incorporated, a North Carolina corporation ("Licensee").

         WHEREAS, Licensor owns not less than forty-five percent (45%) of the Inventions (as defined below);

         WHEREAS,  Licensor  and  Licensee  are  parties to that  Patent  Rights
Assignment/Consulting   Agreement   dated   December  20,  1993  (the  "Original
Agreement");

         WHEREAS, the parties both desire to amend and restate the Original Agreement and have agreed to enter into this Agreement to evidence certain changes in their agreement with respect to Licensee's licensing of all of Licensor's interest in the Inventions;

         WHEREAS, this Agreement constitutes an amendment and restatement of the original Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1.       DEFINITIONS.  For purposes hereof:

                  (a) "Inventions" shall mean U.S. Patent Number 4,554,446 and U.S. Patent Number 4,672,377, and any and all foreign patent applications and patents corresponding to these U.S. Patents and any domestic or foreign improvement applications or patents relating thereto in which Licensor is listed as an inventor or in which he has or hereafter acquires any interest.

                  (b) "Licensed Products" shall mean any apparatus or process which is covered by any claim contained in any of the applications or unexpired patents included in the Inventions.

         2. GRANT OF LICENSE. With respect to his interest in the Inventions, Licensor hereby grants to Licensee an exclusive license under the claims of the Inventions to manufacture, have manufactured, use, and sell the Licensed Products throughout the world and the exclusive right to sublicense others under the claims of the Inventions to manufacture, have manufactured, use, and sell the Licensed Products throughout the world. This grant is to the exclusion of all others, including the Licensor.

         3. ROYALTY PAYMENTS. As compensation for the grant of license by Licensor

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to Licensee under  paragraph 2 hereof,  Licensee will pay to Licensor a royalty of .8% of the gross collected revenues derived from the business of the Licensee, only as such business pertains to the licensed Inventions, until the Licensee shall have paid to Licensor the aggregate sum of $600,000, at which time the license granted to Licensee under paragraph 2 hereof shall continue for the term provided under paragraph 6 hereof but no additional royalty payments will be due to Licensor from Licensee. A minimum royalty of $3,000 per month will be paid by Licensee to Licensor, one-half payable on the 15th of each month and one-half payable on the last day of each month, commencing March 31, 1995, and continuing until the earlier to occur of (i) payment to Licensor by Licensee of an aggregate of $600,000 in royalties hereunder or (ii) the license by Licensor to Licensee under paragraph 2 hereof no longer being in effect, for whatever reason. Any royalties due to Licensor under this Agreement shall be payable by check mailed to Licensor at the following address: Joseph F. Stratton, 845 NW Tenth Street, Corvallis, Oregon 97330, or such other address as Licensor requests in writing delivered to Licensee at least thirty days prior to the effective date of such change.

         4.       PROTECTION OF INVENTIONS.

                  (a) Licensor shall file or cause to be filed with and prosecuted before the United States Patent and Trademark Office such patent applications as requested by Licensee to protect the rights granted to Licensee for the Inventions pursuant to this Agreement.

                  (b) Licensee may file or cause to be filed with and prosecuted before foreign patent offices at its own expense, such patent foreign applications as, in its sole discretion, it shall deem necessary to protect the rights granted to Licensee for the Inventions pursuant to this Agreement and Licensor shall cooperate therewith as requested by Licensee.

                  (c) Licensee may bring any action for patent infringement of the Licensed Products during the term of this Agreement, in Licensee's name or jointly with Licensor, as it shall deem necessary and proper to protect the patent rights to the Licensed Products and Licensor shall cooperate therewith as requested by Licensee.

         5. WARRANTIES. Licensor warrants and represents to Licensee that: (i) he is the owner of forty-five percent (45%) of the right, title, and interest in the Inventions; (ii) that as of the date hereof he has received payment in full of any amounts owed to him by Licensor under the Original Agreement or otherwise; (iii) no breaches or defaults exist under the Original Agreement;
(iv) no rights of a third party (including patent rights) would be infringed by Licensee's manufacture, use, or sale of any apparatus or method licensed hereunder; and (v) none of his interests in the Inventions have been transferred or assigned to any person or entity except as provided herein. Licensor shall indemnify and defend Licensee against any liabilities, damages, costs and expenses, including reasonable attorneys' fees and court costs, which Licensee shall or may incur or suffer which arise out of or relate to the breach of any violation of a warranty of Licensee set forth in this paragraph 5; excluding, however, any costs or expenses incurred by Licensee with respect to any legal action filed by Licensee against Licensor prior to the date hereof.


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         6. TERM. This Agreement shall continue in full force and effect as long as any patent application for any Invention is pending in any domestic or foreign patent office or until the expiration of the last to expire of any patent included in the Inventions. In no event shall the term of this Agreement extend longer than the term of the last to expire, issued patent covering the Licensed Products.

         7.       TERMINATION.

                  (a) Paragraph 6 above notwithstanding, if Licensee defaults by failing to make payments to Licensor as herein provided for any period of sixty
(60) days, this Agreement and the license granted hereunder shall terminate upon 15 days prior written notice by Licensor to Licensee of such termination, during which period, Licensee may cure said payment default.

                  (b) In the event that either of the patents for the Inventions is found to be invalid for any reason, then Licensee shall be immediately released from all of its obligations under this Agreement. Further, Licensee is expressly permitted to continue in the operation of its business after such time without incurring any financial obligation to the Licensor under this Agreement whatsoever.

         8.       GENERAL PROVISIONS.

                  (a) This Agreement embodies all of the understandings and obligations between the parties with respect to the subject matter hereof. The terms of this Agreement may be modified only by the mutual written consent of each party.

                  (b) No waiver of a breach of any term or provision of this Agreement shall be construed or operate as a waiver of any other breach of the terms or provisions of this Agreement.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

                  (d) This Agreement shall be governed and construed in accordance with the internal laws of the State of North Carolina, without regard to conflict of law principles, and the parties consent to jurisdiction in said state.

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         IN WITNESS WHEREOF,  the parties hereto have agreed and set their hands by proper persons duly authorized to become effective upon the date first above written.

                                    LICENSEE:
                                    InteroAct Systems, Incorporated

                                    By: /s/ WILLIAM F. PENWELL
                                    Title:      President & CEO

                                    LICENSOR:

                                    /s/ JOSEPH F. STRATTON       (SEAL)
                                    Joseph F. Stratton



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